UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2006

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-30310	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 377-0002

Registrant’s facsimile number, including area code: (954) 475-8785

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Dreams, Inc. (the “Company”) sustained damage at its primary warehouse facility in Sunrise, Florida in the fall of 2005 as a result of Hurricane Wilma. At that time, the Company was unable to predict the financial impact of such damage; however, the Company believed that it had sufficient insurance coverage.

On June 28, 2006, the Company received an insurance settlement payment with respect to said damage in the amount of $3.68 million. $804,000 of the settlement represented payment for business income loss (“BIL”) and $2.88 million of the settlement represented payment for business personal property loss (“BPP”). The BIL component is reflected in the Company’s operating results for fiscal 2006 and BPP component was recognized as an extraordinary gain as of March 31.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 30, 2006	DREAMS, INC.

	BY:	/s/ ROSS TANNENBAUM
Chief Executive Officer